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                                                                    EXHIBIT 23.3

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-3 of Archstone-Smith Trust of our report dated February 2, 2001 included in Charles E. Smith Residential Realty, Inc.'s previously filed Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference in this Form S-3 of our reports dated October 20, 2000 and February 11, 2000, included in Charles E. Smith Residential Realty, Inc.'s previously filed Form 8-Ks dated November 9, 2000 and March 2, 2000, respectively, and to all references to our Firm included in this Form S-3.

/s/ ARTHUR ANDERSEN LLP


Vienna, Virginia
November 26, 2001